Exhibit 2

Delek Group Ltd

7.2.2018
To whom it may concern

Re: Delek Group Ltd, 520044322 (hereinafter: "The Company")

I, the undersigned Meital Avital Ratzon, an Advocate and a member of the Legal Department of the Company, hereby certify that:

***, Mr. Gabi Last, Mrs. Leora Pratt Levin, *** and ***, are elected signatories of the Company, and any 2 (two) of these individuals on and above the Company’s seal or printed name bind the Company for any purpose.

Name: Meital Avital Ratzon

Position: Advocate

Date: 7.2.2018

Signature: /s/ Meital Avital